7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 1/11 Valeria Ricciotti, Head-Investor Relations & Credit Rating Agencies, Leonardo SpA Good evening, ladies and gentlemen, and welcome to our live first half 2023 results presentation. I'm Valeria Ricciotti, Head of Investor Relations and Credit Rating Agencies. Today, our CEO, Roberto Cingolani; and our CFO, Alessandra Genco, will take you through our progress during the first half of this year, the first half financial results and the outlook for the full year 2023. Our CEO will start with his initial perspective and outline of priority focus areas while the CFO will cover in more detail the financial results and outlook for the full year, and we will then welcome your questions. I will now hand you over to our CEO. Roberto Cingolani, Chief Executive Officer, GM & Director, Leonardo SpA Thank you, Valeria. So, good evening, ladies and gentlemen. It's an honor to serve Leonardo as a CEO in the next years, and I look forward to meeting you in person as soon as possible. First of all, I'd like to spend a few words about my background. Except for the approximately two-year interlude as Technical Minister in the Draghi government, this happened between February 2021 and October 2022, I dedicated my entire life to the development of technologies in Europe, the US, Japan as a scientist and as a manager both in the private and the public sectors. I started my career in Leonardo in September 2019 as Chief Technology Innovation Officer, launching the company's digital transformation program, the world-class cloud computing facility and the Leonardo Laboratories. The idea was to accelerate the transfer of the most innovative scientific and technological research in our products and in the marketplace. Also, I launched the sustainability plan that, over the last three years, placed Leonardo among the top-ranked companies according to the most reputable international ESG ratings. Well, Leonardo is a great knowledge base company, its leader across helicopters and defense electronics, and is for sure a key player in the international cooperation markets. Some of the core capabilities of the company are really great. But there's also substantial room to improve efficiency and pace in other domains which must be further developed. Today, Leonardo has good financial figures, debt under control and an order backlog of about €40 billion. As a result, it is improving in many key industrial and financial figures. Today, we announced that our first-half results saw the group new order intake is up by 21% to €8.7 billion. Revenues are up to 6.4%, up to €6.9 billion. EBITDA up to 5.7% to €430 million. There's a further improvement cash flow and we are confirming our full-year guidance. Alessandra I will cover the results in detail later in the presentation. I will speak a bit longer about the new idea, the new strategy [indiscernible] implement, and this is for me is a sort of personal introduction to you, guys, the first time we meet. In general, I believe it or not, is doing well, but it must be capable of delivering better earnings and cash conversion. Our results show that we are improving our performance despite the global difficulties over the last few years. However, looking at future competitors, it is also imperative to compare ourselves with a double-digit overall performance of the new sector operators. Just take, for example, space sectors with launchers, new constellations satellites, for instance, in space, and many other fields with very high-tech content. So what is the new era of defense? The aerospace and defense sector is changing, and as demonstrated by the war in Ukraine, missiles and drones costing a few thousands of euros suitably guided by network of private satellites designed for civil use, are capable of destroying another flagship worth billions of euros or thousands of tanks, with therefore witnessing two very significant changes. Number one, defense is increasingly made with bytes data instead of bullets. Number two, the concept of conventional defense must be incorporated into a more extensive concept of national security. That includes, in addition to defense itself, also the production and use of data, cybersecurity, space control, infrastructure security, energy security and dealing with my recent experience as Energy Minister, that was really something critical, forecasting capability based in advance of algorithms such as high-performance computing and big data analytics and artificial intelligence applied to attack and defense systems. On that basis, Leonardo's product portfolio and the company positions in the international geopolitical scenario must evolve. The next few years are therefore essential to boost and accelerate the transition of the product portfolio and to adapt the strategic vision to the global change on the way. So how do we build Leonardo for the future? We operate in three pillars. We already started in this 12 weeks of management. Number one, national and international geopolitical and strategic positioning of Leonardo. Number two, organization. Number three, products and technological choices. Concerning national and international geopolitical and strategic positioning, Leonard's new competitors are not only the conventional aeronautical and electronic industries, but also space industries, data industries, and digital manufacturing companies. To remain competitive, we will have to ensure continuity in Leonardo's currently strong core business, such as aircraft, helicopters, electronics, which are a primary interest for conventional defense. And at the same time, we have to open as soon as possible to emerging sectors that allow Q2 2023 Earnings Call 12:30 PM | 28-Jul-2023 Leonardo SpA (LDO-IT) Express Transcript

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 2/11 Leonardo to play a significant role in international geopolitical scenarios. Leonardo must be a strategic multinational company in global Atlantic and European alliances, adjusting to the GCAP with Japan and UK, the strategic 6th generation fighter, defense electronics with Germany and the UK, as well as major NATO programs. But its role and the international perception must grow with an increasing attention to previously untapped but potential markets. Our president will go round over the next months in Thailand, Indonesia, Vietnam, Turkmenistan, Greece, India because there is a lot to discover there. There are a lot of opportunities. Also exploiting incremental opportunities generated by government-to-government contracts in line with international best practices that we should note much more than in the past. To be successful, there are few important actions to carry on. Number one, we must rationalize the product business portfolio. We are perfectly aware of that. Number two, we must have the courage to form strong international alliances and to develop new technologies with a greater capacity in research, development and innovation. There is only one way to ensure competitiveness. And know-how development opportunities because there is no shortcut to technological leadership. That means R&D at very high level. Third, and this is valid in particular for the most advanced countries, Leonardo must significantly accelerate growth in disruptive market segments, primarily cybersecurity and space services, which are characterized by high technology skills and high cash conversion. Concerning organization, which was my second pillar, Leonardo's new organization aims at simplifying governance to obtain more rapid and data-driven decision-making processes. In particular, we're focusing on a number of key areas. First one is the creation of a leaner organization with the rationalization of the corporate center focusing its mission on the adoption of strategic decisions with the less bureaucracy. This means making it slimmer, more efficient, less people, less expenditure. Second point, greater operational flexibility of the division business units with careful accountability of the results. Third, the creation of a complementary and cohesive leadership team in terms of expertise and competence, and the new organization has a lower average age and much higher gender balance than in the past. Fourth, the creation of streamlined and deeply rooted local offices in strategic countries. Fifth the creation of an international culture with a strong sense of urgency for the forthcoming change. That's very important. We should feel the urgency of what's going on. Sixth, clear strategy of attraction, retention, and development of managerial and technical talents. That was may be not very much pursued in the past. Business reinforcement will be ensured by the new unit of the co-general director for business and operation led by the colleague and friend, Lorenzo Mariani, who will support the divisions in their international competition and increase their commercial penetration in existing markets with a strong value proposition. This will be based on the improvement of the commercial model, with rationalization of marketing sales processes and strengthened – strengthening of market scouting skills; and, of course, the improvement of customer support solutions, the increase in the utilization of installed base and generating more recurrent revenues. Lorenzo will work on the further development of other domestic markets UK, US, Poland and priority foreign markets. Finally, greater effort and focus on strengthening performance and increasing cash conversion capacity will be one of the streamline of our and his action. We can also leverage in our role in some successful joint ventures such as MBDA, an example of a strong, profitable and cash generative business we built at the European level. By the way, Lorenzo Mariani was the CEO of the Italian partner MBDA. So he has the right expertise for that. Finally, let me conclude with the third pillar of this global strategy. This is the pillar of dealing with a product and technology choices. Leonardo must ensure technological leadership in selected domains by leveraging innovation and competitiveness on strategic products. To this end, it is necessary to boost technological innovation through innovative measures such as: first, strengthening of core products through a massive digitalization using artificial intelligence, cloud and supercomputing technologies, increasing the services offers such as connectivity, predictive maintenance, drastically reducing time to market aided by digital twins, and creating new opportunities in additional markets such as a manned or satellite services. All this should create new margin and revenues opportunities. Second, supporting the country and the communities in which we operate to face major global change. Just think to health monitoring for climate change, monitoring of the security of critical infrastructures, satellite, Internet, water environment monitoring. This, all this does not require a complete reinvention of the company. Not at all. Just a better different management, a different vision and a constant update of the product portfolio. Third, we have to integrate sustainability into the business and product portfolio. This is an additional value to improve Leonardo competitiveness. There are several actions in place now. Science-based target initiative to reduce emissions Scope 3, which is more than 90% of the total emission, we are working on that now. Sustainability of the supply chain, it's a lot of work with the over 1,000 companies that are working in our supply chain, at least the bigger. And finally, a lot of efforts in diversity, equity inclusion, our certification of the first Italian gender balance certification is underway and leveraging on our consolidated UK DE&I background to attract international talents. Fourth, we need to strengthen R&D activity. In 2022, Leonardo invested around €2 billion in research and development. It's approximately 30% of the revenues, including research, development and product customization. I believe some extra effort is needed to increase the low TRL research and development to reach the average level of our best competitors. We just need to focus the research of Leonardo at the forefront of a selected list of cutting-edge and disrupting technology that will ultimately lead to the development of new products and services. Our focus efforts in R&D will also reduce the current fragmentation of investment in innovation initiatives and the rationalization of open innovation activities with academia and research. This is mandatory. We have to do a few things very well rather than many things in a mediocre way. Reinforcing the strength of the core products is, of course, a key point. Today, we have a large and diversified product portfolio with a strong leadership position in intermediate dual-use helicopter: the AW139, AW169, AW189. And with the AW09 covering the Undeterred

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 3/11 the 960 989 and with the A.W. oh nine covering the light twin segment and the AW609 projected – I mean, the vertical lift basically. We're a leading position in training and simulation aircraft such as the M-345, M-346, and the International Flight Training School. We also have multi-domain capabilities in electronics with a unique strategic presence across air, land, sea, and space distinct to other sensor and many other applications. This ensures a strong role of Leonardo in international programs such as the well-established IFA, Eurofighter, USF, GCAP, and the proof-of-concept, the Euro Mail Development phase. So I confirm the intention to strengthen those core businesses by the – increasing digitalization, product development, and better commercial organization and customer support activities. In this way, we will address a larger share of customers needs and bring more recurrent revenues and higher their margins with low capital requirements, with new products such as the pilot training courses of the International Flight Training School. We expect that thanks to the new co-general director of business and operational organization and to the new digital and cloud computing capability of Leonardo, the medium-term plan is not only confirmed, but there should be room for some more improvements. We'll see this with the new strategic plan. Concerning aerostructures, we must recover profitability and ensure economic and financial breakeven. So we must continue working on increasing volumes and developing distinctive skills. For instance, on composite materials, we know that it is – that it will be necessary to explore the possibility of partial conversion to innovative products such as drones for dual-use, as well as evaluate future diversification pathway with the investor partnerships. As you will see today, the aerostructure division figures continue to improve in line with our plan, and they are progressively recovering after the COVID interruption. Let's go to the future now. I'm going to conclude soon. How can we make Space and Cyber strategic priorities of the future? If, on one end, we consolidate the core business; on the other hand, we feel the urgency to evolve into a company offering not only hardware products, but also more and more solutions and services. This means developing a so-called servitization model to enhance the value of our product portfolio. In this frame, Space and Cybersecurity must play a crucial role to position the company in the future. As regards Space, the final goal to position Leonardo as a European leader and intercept much larger market shares than the current ones is a key goal. The space economy in 2022 had a total value of $350 billion, of which 70% comprises services and ground equipment. And that is expected to grow to $1 trillion in the next decade. I mean, I've seen forecasts. We expect to launch 2,500 satellites every year in the next 10 years. I mean, this is an immense amount of technology to be launched. We should access this market very soon. We have a duty to grow substantially in this sector. We are working on reorganizing the space activities to create the space division which represent Leonardo at the national and European level, also acting as a catalyst for all other national operators. To accomplish such an ambitious target, we will work to unlock more value from the French-Italian space alliance and then some acquisitions of some more high- tech companies that add specific value to our products or strategic capability to the division. Such M&A will be made without extra cost or new debt for Leonardo. This has to be very clear. Our focus will be on space as a service, leveraging on our new digital key assets, high-performance computing facility and the new artificial intelligence laboratory to strengthen the offer of value-added services such as earth observation, monitoring of infrastructures, territories and threats, earth digital twin and related services like predicted capability, safety and positioning and navigation-related applications. The second point we'll be working in application domain of new technologies such as again, AI and AI immersive product from satellite connectivity, a connectivity for all Leonardo and third-party platform and systems. There's a wide market on robotics for in-orbit servicing, building and transport and space monitoring of all assets. Finally driving the market by digital transformation of design, production and capability of the space system produced by Leonardo groups. This is a system conceptual ability, robotics, serious production for commercial market, on-orbit, artificial intelligence and cloud computing enabled by into inter-satellite link and onboard advanced chips. Those things do not require a revolution again. They just require focusing our effort and the proper use of all our skills to create new high- tech, added value services. On the same footing, cybersecurity is a growing market with a target of 8% over the 2024-2028 period. We must grow substantially with the aim of ensuring the protection of national important country data and guaranteeing cybersecurity by design of Leonardo products and solutions enabling new services as previously mentioned. We see the cyber division playing a key role in supporting all the other businesses in cyber resilience, certification of products, of solutions and platforms. The final goal is to have Leonardo products which are cyber secure by design, embedding the service of cybersecurity maintenance over the years into a high-tech product of Leonardo. The cybersecurity becomes a service integrated in the product itself. Examples are upgrading of the existing products with the cyber by design approach over the entire lifecycle, radars for cost protection, surveillance and space applications or natively embedding cybersecurity new programs such as the GCAP or addressing the defense of the future, bytes, not only bullets, as I said in the beginning, and institutional customer needs for secure communication, cybersecurity resilience and global monitoring. Finally, in addition to defense serving the civil market, the public administration and the enterprises leveraging secure cloud and data validation platform. We are presently currently working on the national cloud [ph] poll at domestic level. Also in this case, we will consider the possibility of merger and acquisition of small companies adding specific value to our products or strategic capabilities to the cybersecurity division. Again, without extra cost or new debt for Leonardo. Key takeaways I'm concluding. These are the pillars we are focusing on. The overall outcome of the combined action described with the three pillars will be rigorously and constantly monitored to assess the improvement of our operational industrial performance, the revenue stream and the profitability. We will keep our focus on cash generation and conversion, providing constant returns for our shareholders. Let me summarize with a few takeaway messages. Number 1, the core business will be strengthened. Number 2, the organization will be

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 4/11 more efficient. Number 3, the product portfolio will be optimized. Number 4, the international – internationalization of Leonardo will increase. Number 5, cash generation and profitability must improve also through new high-tech service, service-based products. Number 6, the sense of urgency to face the change and the awareness of a stronger and more focused R&D will drive our revolution. Number 7, we will expand towards new businesses and services in the Space and Cybersecurity domains, ensuring better cash conversion. We will use the next year to lay the foundation of the Leonardo Company of the next decade, a more international, more innovative, more agile Leonardo projected into the future. This will be presented in more depth in the new industrial plan, which will be delivered at the beginning of 2024. And thank you for your attention. Unverified Participant Thanks, Roberto, for this very thoughtful and very impressive presentation about the way forward for Leonardo. Let me now talk you through the first half results and the performance business by business. We have delivered a good first half performance on track and in line with plan and confirming solid and positive trends across the group. We're carrying this momentum into the second half. We can see growth confirming, leveraging our continued strong commercial performance with significant levels of new order intake, €8.7 billion in the first half, up 21% on last year, adjusting 2022 to exclude the contribution of GES, the business that Leonardo DRS sold last year. With very strong performances in helicopters and defense electronics and increasing our group backlog to an all-time high of 39-plus billion. Revenues showed solid growth at 6.9 billion, up 6.4% on a perimeter-adjusted basis, again, a good performance in the wider industry context. EBITA grew to €430 million in the first half, up 5.7% on an adjusted basis and profitability slightly improved in line with plan with a return on sales of 6.2%. The defense and governmental businesses have continued to perform well with strong profitability. Aerostructures has continued its consistent and gradual recovery in line with the plan to reach breakeven by end 2025. The group achieved material improvement in cash during the first half, reducing the level of seasonal outflow by more than €450 million with free operating cash flow of negative €517 million versus negative €973 million last year. All of this underpins our confidence in our full-year guidance. Let's now look at the key group metrics for the first half. Starting with new order intake. We have contributed and continued to demonstrate our commercial strength in both domestic and international markets with good performances across the group and across geographies, and a total order intake of €8.7 billion, up 21% on year – year-over-year on a perimeter adjusted basis. Again, achieving a good book-to-bill solidly above 1. We have seen a smoother pace of order intake, less lumpy and without any jumbo orders. New order intake was strong and grew across the group. Helicopters delivered an excellent performance, increasing new orders to €2.8 billion in the first half, up 28%. Well spread geographically, seeing strong demand on defense and governmental both from domestic and both in international customers. Plus, we saw an increase in orders on the civil side, as well as in customer support. Major orders included 18 AW169 for the Austrian Ministry of Defence, 13 MH-139 for the US Air Force, and the number of orders on the civil side mainly related to the AW139, with further evidence of steadily recovering civil market. Defense Electronics also stepped up new orders to a total of €4.4 billion, up 19.3% on a perimeter adjusted basis. On the European side, higher orders in defense systems helped drive new order intake to €3 billion, with an increase of 20%. We continue to see strong demand across products, both sensors systems and defense systems solutions. We want to highlight that what we – that we signed in June, last June, a major UK order for the Mk2, the game changing new radar for the Royal Air Force that will be utilized on the Eurofighter fleet, which will transform the aircraft control of the air and provide significant additional advanced electronics warfare capabilities. In other domestic markets, we saw orders for the Italian Army Command posts with the capability for effective deployments across the full spectrum, multi-domain operations. On the export side, including the supply of defense systems for the Philippine Navy, plus the logistical support. We're also pleased to see more orders in the cyber division, including the order for the establishment of the Joint Operational Center, the JOC, of the Joint Operational Command of Joint Forces, COVI, for – of the Defense Department, through the setting up of operation rooms, datacenters and the development of a joint common operational picture functions. This all shows how we are more and more leveraging our strong electronics capability to provide key cyber solutions for all our customers. On the US side, DRS achieved good order intake of €1.3 billion, showing its strength and positioning on key DOD programs, winning additonal orders for the US Navy new generation Columbia submarine program for the supply of electric propulsion components plus additional orders for the supply of infrared countermeasures for the US armed forces Aircraft maintained its solid order intake at €1.5 billion with an important C-27J export order and increased orders for the logistics component of Eurofighter plus orders under the JSF program. Aerostructures continue to improve gradually with orders rising to €225 million, up from €158 million last year and benefiting from growing demand across a range of programs. So overall a very strong half year with new order intake of a relevant size, delivering on track, book to bill above 1.2 times, increasing order backlog to an all-time high of €39 billion-plus. We've also continued to grow our revenues. At group level, we're up 6.4% to €6.9 billion, on track with plan, leveraging our strong backlog and the important long term programs on which we are engaged. In helicopters, the first half revenues were €2.2 million, slightly ahead of last year with strong contributions from dual-use platforms as well as customer support and training with a lower contribution from NH90 Qatar as expected. Helicopters continues to deliver well on its major programs, and we are also very focused on the development and ramp- up of new programs. Moving on to defense electronics. Revenues rose 4.2% to €2.2 billion, continuing to deliver well on its backlog. DRS reported revenues at €1.1 billion, up 6.8% on a perimeter adjusted basis, which translates into $1.2 billion reflecting the change in perimeter after the sale of GS and a strong performance in the first quarter last year due to a non-recurring step up in the Columbia-class submarine program.

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 5/11 Leonardo DRS, concluding these adjusted perimeters, sees underlying volumes higher versus last year. Aircraft grew first half revenues by 6.9% to €1.3 billion with three aircraft deliveries to Kuwait, plus the first activities on the Euromale program and higher production on the JSF. Aerostructures increased revenues from €234 million to €327 million with volumes benefiting from increased activity in ATR and the resumption of deliveries on the B787 program. Leonardo has also delivered an improved overall performance in EBITDA. Group EBITDA stands at €430 million in the first half, up 5.7% on a perimeter adjusted basis with a return on sales of 6.2%. We had solid performances from all our main businesses with further gradual recovery in aerostructures. Helicopters improved EBIDTA in the first half to €157 million, up 4% and maintaining its return on sales at 7.3% On the European side, Defence Electronics EBITA grew 7.1% to €225 million, and a good performance across its business areas, with strong profitability rising to 10.2%. We also saw a good contribution from MBDA, noting that last year's comparator was very strong. MBDA's underlying trends is very positive looking forward for this year. DRS reported EBITA lower at 87 – €84 million as expected due to business mix. Also, we have to remember that in the first half last year, DRS had benefited from a nonrecurring step up in profitability on the Colombia class program, moving from development to production stage. Going forward, DRS expects growth and profitability to step out throughout the year. Aircraft grew first half EBITA by 6.7% to €160 million and confirm the robust profitability of its defense business, with a return on sales of 11.9%. Aerostructures showed gradual improvement and reduced its loss in the first half to €72 million, compared to €88 million last year, in line with the recovery plan we outlined. ATR doubled its level of deliveries in the first half to 12 aircraft versus six last year and improved its operating performance. Its contribution in the first half was slightly lower as expected, down from negative 1 last year to negative 5, reflecting a one-off settlement agreement in 2022. That said, we feel encouraged by ATR's recent new order intake, its growing backlog and improving market outlook and confirm their expectation of higher deliveries by year end. The contribution from Space was substantially in line with last year at €2 million. The satellite services continues to perform well, delivering consistent good results On the other hand, in the Manufacturing segment, we continue to experience pressures. There had been some R&D extra costs impacting EBITA, and we're also seeing some production delays caused by persistent supply chain pressures. We're working with our co-shareholder, Thales, with a view to improving its future performance. Moving to below the line, you can see EBIT is up 1.7% to €368 million; last year, it was €362 million, reflecting the solid performance of the group's businesses and after providing for three – for €31 million of restructuring costs, including €20 million of early retirements in central corporate functions also after PPA amortization linked to the acquisition of Rada completed in the second half of last year. The net result was €208 million, reflecting some increase in financial expenses to a more normal level. The higher financial expenses are also reflecting increasing interest rates and the performance of nonstrategic equity-accounted holdings. While the higher tax charge reflects tax paid on dividend distributions from the group to Leonardo SpA as well as from joint ventures. We also booked again on the disposal of the ATM business in the US. In the first half, we also achieved a material improvement in cash flow as you have heard from Roberto before. The usual seasonal outflow in the first half was much lower at €517 million versus €973 million last year on a perimeter adjusted basis. A good performance on track and in line with plan, this improvement in the first half is in part due to continued strengthening of our cash flow with improved operating performance, much reduced factoring in the lower level of seasonality. It is also partially due to a concentration in the first half of cash-ins or milestones from customers. To be clear, these are receipts related to the delivery of existing programs and are not advance payments on new order intake. So good progress on cash in the first half and underpinning our targets of free operating cash flow of €600 million for the full year. We continue to strongly be committed to our deleveraging process with net debt down over a $1 billion versus June 2022. Now moving on to guidance. You can see that we have delivered a good performance in the first half. We are achieving very good commercial momentum across the group and our book-to-bill is solidly above 1. All this translates into a reconfirmation of our full year guidance on all key metrics. Our confidence in the full-year guidance is underpinned by the progress we have made in the first half, the sustained demand we are seeing throughout the group and throughout geographies. And we are on track with our growth path in revenues and EBIDTA, seeing good progress on delivery of programs. We're confirming our targets with a balanced contribution from all the divisions, with electronics being a key contributor to growth, aircraft maintaining its top profitability levels, helicopters performing in line with plan, and aerostructure continuing to be on track consistently with its recovery plan, and with the contribution from our strategic joint ventures being in line with plan. All of the division have been absorbing the macro inflation pressures into their margins, thanks to the mitigation measures we have undertaken starting from last year, including pricing on contracts and renegotiation with suppliers so we can maintain solid control on our profitability. You have also seen we have also been stepping up our cash flow on track and in line with plan, strengthening our organic cash generation, and showing a better quality, also progressing on our deleveraging plan. So, in summary, good first half results confirming our growth path and the fundamental strength of our group, delivering stronger commercial, operating, and financial performances across the group, on track for the full year with full year guidance reconfirmed. Thank you all. And now, we are pleased to take your questions.

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 6/11 Unverified Participant Can we please take the questions from the call? Operator: Certainly. Our first question is from the line of Alessandro Pozzi of Mediobanca. Alessandro, your line is open. Q – Alessandro Pozzi – Analyst, Mediobanca SpA (United Kingdom:): Yeah. Thank you. Thank you for taking my questions. I have two for Roberto. First of all, congratulations for the new role. The first question is, I believe you laid out a vision for Leonardo, which is quite different from what the company is today. And as you know full well, Leonardo has a lot of inertia and it will probably take time to achieve this objective that you have for the group. But I guess there are also low-hanging fruits, which could generate opportunities just by their range and existing resources. And so the question here is, what do you think can be achieved relatively easily in the short-term versus longer-term? And the second question is, it's just quite clear that you are putting a lot more emphasis on space and cyber. And I was wondering, in terms of size, what do you think is the potential for these two business lines within Leonardo in the next few years? And how can M&A shape the growth of these two lines? And for space, just a clarification. Are you planning to strengthen the JVs, TAS and Telespazio or are you planning to build a new in-house group? Thank you. A: Yeah. Thank you for the question. Yeah, I know, we need some ambition. For the time being, wouldn't be any – wouldn't be any useful to go ahead in continuity initially, so we need some change. Actually, it's not so different in the end of the day because I'm leveraging on the knowledge and the skill and the capabilities that existing. I made a – at the end of the day I made a clear statement. Core products will be reinforced through specific organization dedicated to reinforcing commercial activity and specific technological investment in terms of digitalization and the rationalization of the portfolio. The new part, if we can say really new because we already work in space and cyber is to make those two areas synergistic. Developing with this specific choice, I mean, going towards space services that I think that are less capital intensive and more service based, so brain-based, that means ultimately better – a better cash conversion. I mean, again, today, we have to consider that with this exploding market of space, if you see what Leonardo gathers at the end of the year through the four participating companies Avvio, and Telespazio, and e-GEOS, and ASI, it's about €1.4 billion. And this is nothing on a market €350 billion. We have to be more ambitious and we have to do more. Of course, we need to reorganize the layout of the participated company. We need to reinforce parts of the business for space technologies, which is embedded into the divisions. And to go to your last question. So if the size of the space economy market goes from €350 billion to €1 trillion in eight years, well, I think €1.4 billion today is not enough. And we should grow and we should grow at least linearly with the offer of the market. So, of course, in the final – n the new strategic plan, we will put ideas, numbers and plan. But I think we should think to a serious competitive layout of the space business for Leonardo. You correctly asked me the difference between short and long term. Well, in the short term, of course, we will see in a few months in the strategic plan we have clear these, what kind of intervention we have to do. I think it will be highly desirable in three years to have the space division up and running properly with well-characterized programs. And the merger acquisitions, they have to be not very big. We just need specific technologies to be introduced in our products. So completing what we already know, I mean, don't forget that Leonardo has almost the entire pipeline of space applications from launchers to AI in image reconstruction, satellite services and so on. We just need to rationalize and improve what we do. Joint ventures, of course, this is important. We have to analyze for the time being, I think the most important thing is to recover symmetry with our French joint ventures. Symmetry is very important and I want to have symmetry in our relationship with the French partners. Q: Very helpful. Thank you very much. A: Thank you. Operator: Thank you. The next question from the phone is from the line of Daniela Costa of Goldman Sachs. Daniela, your line is now open. Q – Victor Allard – Analyst, Goldman Sachs International: Hello. Can you hear me? [Foreign Language] Roberto, all the best for the new role. Hi, Alessandra. This is Victor from Goldman Sachs from Daniela's line actually. I have a couple of questions. So the first one is so relating to statements, I was wondering if you could help us understand the restructuring cost of about €31 million that I think you reported in 1H, first question. And looking also at the net financial expense which [indiscernible] year-over-year, I was wondering if you could explain the driver of here. I presume that it's driven by floating and the rise in the rates that we have seen. But I – if I remember well, your guidance for financial charges this year, it's about €230 million. So is this 1H figure in line with the guidance that you've told us earlier this year or should we expect a figure higher than this looking for the rest of the year? So I'm wondering if you could get – I just want to understand the cost of debt that you're expecting for this year and if you could frame like possibly on how you see the free cash flow operation hit some [indiscernible] change after especially when thinking about the working capital, I think you gave some color already in your presentation. That's it. Thank you very much. A: Sure, Victor. So I'll start answering the question in the order in which we have post them. The restructuring costs of €31 million include mainly for €20 million, the extension of the accelerated retirement plan for staff function of Leonardo to a higher number of employees,

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 7/11 which now accounts for 490 people totally. And those are the – this is the provision that is added to the provision that we booked last year on the balance sheet. The remainder is associated with the restructuring that Leonardo DRS has done in one of its businesses to right size the workforce and modify the production layout. With respect to financial expenses, the guidance for the full year is unchanged. So the €230 million that you have in mind is confirmed. The year-over-year comparison is as planned. So it's no surprise. The Delta is mainly accounted by higher interest rates on funding, on variable rates. And there are two other elements. One is associated with the FX performance. As usual, there are some movements on FX activities done to hedge, our commercial business, as well as on a holding that we do not consider strategic, and we value with the equity method. Last year, we had a one-off exceptionally positive, which this year is not repeated and that accounts for a delta of €20 million out of the €50 million that we recorded in financial expenses. Finally, on the profile of free operating cash flow, well, I would expect is that in the month and in the quarters to come, we will continue to see a relationship between last year and this year, which encompasses the improvement in free operating cash flow that we have experienced in the first two quarters, reflecting the speed at which we are collecting cash-ins from customers, as well as a tight control on working capital. So all of this is progressing in the right direction in terms of operational actions, industrial action, and it's translated into a year-over-year significant improvement in cash flow. Q: Okay. Thank you very much. A: Thank you. A: We have two questions from the web. The first one is from Ross Lowe, Morgan Stanley. What level of leverage do you expect for the group going forward given your plans to make investments and potential M&A in the space and cyber domain? A: I can't mix the answer. You can start. I want to say something later. A: Sure. The plan is to maintain the leverage target that we have – that we have had to date. We have a very disciplined financial strategy that has proved us right that has delivered a rating upgrade, an important rating upgrade from Moody's to investment grade. And we want to continue on this path. As Roberto mentioned, all M&A opportunities will be in line with this financial discipline that we have adopted to- date. Please, Roberto. A: Yeah, yeah. Well, I want to say that we'll be no step longer than the lag. We know exactly what we need. This is a kind of improvement to some of our technologies. We are monitoring carefully the market of small and medium enterprises. We will do what we can do we can afford for. We have some different possibilities. Of course we are analyzing from the financial point of view. But as I said, no step will be longer than the lag. This – you can be really sure. We know exactly where we want to go. A: Let's take another question from the Web. Good afternoon. You mentioned increased spend on R&D. Can you please be more precise? How do you see cash R&D trending at Leonardo? Also, how important is M&A to your strategy? And do you plan to wait and settle in the position of CEO for some time before engaging in M&A? Or do you think that you can go ahead and move ahead sooner versus later? A: Good. I like the question. So, we invest remarkably on R&D. As I said, I like to see the internal structure of the global investment, which is 13%. As I said in my presentation, there is a part of this – real research and other part which is development, and the other part, the majority, which is product customization. This all contributes to the global idea of R&D. If you see the peers, the high-tech peers, they're not that far from what we do. They invest a little bit more in the R. So this is normally – let's say, R&D should be in the range of 5% globally if you take the real R&D, that means TRL from 2%, 3% to maybe 6%, 7%. Don't take this too strictly, just to give you an idea. We don't need to do that much. We need to focus a little bit the investment to redirect some investment on marginal activities on something which is more core, eventually investing a bit more, but well within our possibilities. Don't forget that we are investing. We're – Actually, we're making basically our strategy on a brain-driven technology. I mean, I want to make examples so I clarify what I'm saying. These are not the simple words. If I make a satellite service interpreting images for infrastructure protection, I want to do the same thing I'm doing now, but with generative AI. So I want to have much more advanced models to evaluate to get the information, to extract information from images. So this means investing in AI and brains, not investing in hardware or big CapEx. Similarly, when you make a cybersecurity product by design, you're investing on services. So this does not need money. This needs brain primarily. We have to invest more in brain. Second thing, the CIO, the chief innovation officer, that's a very good question. Thank you. You give me the possibility to anticipate. I kept my, let's say, transitory under my direction, the CTO and CIO. The situation now is – fortunately is over. I think already next month, I will change the organization, complete the organization. There will be a chief innovation officer and there will be a strategist and an M&A officer. So with this, the pipeline will be that the organization will be completed. I don't want to wait. We are in hurry. As I said, sense of urgency is very important. We have three years We don't have 20 years. And the world is faster than we are. So we need to accelerate. A: Let's take again another question from the Web. I'm putting together two questions and both of them from Monica Bosio, Intesa Sanpaolo. I know that the details will be given indication of the business plan. But can you indicate a rough percentage of R&D going forward and if you will push some capitalization or not? And the second one is, would you see feasible in the future the disposal of some activities that you – that do not perfectly fit with Leonardo's higher technological content going forward? A: I answer the first – the second question before. We're going to cut things that are outside the ambition and outside the domains that we have identified. This is already ongoing, actually. It's in progress. I mean, today before this meeting, we had our board. And I anticipated to

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 8/11 my board members there are three or four activities that will be cut in the next few months. To be very frank, that money will be recovered to make a bit more research. So it's saving that is transforming it into investment. So investment, I mean, in brain investment. So I can't give you a number now for the R&D. Honestly, I expect to go from 15% to 15%. That will be possible. And my CFO here for sure would kill me. Let's say we can redistribute internally to a specific amount of money what could be mandatory to develop quickly our new products and our new services. But as I said, we'll be – everything will be under control with a very – with a very prudent approach to the – to the change and to the development. A: Let's move again, unless you want to add anything. Let's move again from question coming from the call. Operator: Thank you. Next question is from the line of Virginia Montorsi of Bank of America. Your line is now open. Q – Virginia Montorsi – Analyst, BofA Securities, Inc.: Good afternoon and thank you for taking my questions. And Roberto, good luck with this new adventure. I just had a quick question for you. When you talk about portfolio optimization, could you give us a little bit more color on what exactly you're thinking of? Thank you very much. A – Roberto Cingolani – Chief Executive Officer, GM & Director, : Sure. A few examples where we are working on investing on specific drones, technologies like the Skydweller. This would be cut. No point. There's no point in them. Apparently no big market. It's a little bit of side focus. There are activities that I found here like electric buses. This will be cut. It's outside of the portfolio. We're going to rationalize a little bit the wide portfolio of electronics, very high quality portfolio, by the way, but we can do some rationalization. Yesterday, we were discussing with our colleagues in DRS. There is some overlap we're trying to optimize a little bit the interaction. Of course, these are different defense markets. We are perfectly aware that some technologies are USA-only, some other is maybe Italy-only. But there is also room for improvement and synergy and refinement of the portfolio. About space, there is a lot of activity ongoing, but maybe some of the – some of the other – just to make an example, I would never invest on the – at the moment, on telco satellites. I mean, the market is going towards €0.01 per kilobyte. So this is going to be a tough market, especially for telco operators. I don't think this is in our DNA, so I wouldn't go in that direction. So this is the kind of technical analysis which is immediately connected to the market analysis, and it's very easy to establish to set the line above which we cannot go. Q: Thank you very much. That's very clear. A – Roberto Cingolani – Chief Executive Officer, GM & Director, : Very welcome. A – Valeria Ricciotti – Head-Investor Relations & Credit Rating Agencies, : Let's take some additional questions from the web. The first one from Nick Cunningham, Agency Partners. Have you talked to Thales about moving to 50/50 control of space? Do you expect to inject capital or more operating assets to get to 50%? Will the French government agree? And probably I will put also another call – another question here, which is coming from Ian from UBS, who says what does recover asymmetry with JV partners mean when you were talking about Thales? Are you happy with the partnership? And then you spoke about the need to rationalize some businesses and not do lots of things but focus. Which business lines do you feel are non-core or do not help you achieve your vision? And final one, There is a lot of new information here. When will you hold a Capital Market Day or go through these in some details? A – Roberto Cingolani – Chief Executive Officer, GM & Director, : Yeah. So concerning the question about rationalizing the portfolio, I think I answered to the question the previous speaker from Bank of America, I hope this was enough. Possibly this question came before. I'm, of course, available to give more details, but I hope I gave a clear idea. So I will go over this, but please write again if you want more. Concerning the symmetrization of the collaboration, I mean, first of all, I have to say that I met the CEO of Thales. So we started the discussion very frankly and very friendly. Second, I never said I want to have 50/50 joint venture. We don't have 50/50 joint venture. We have participated companies that are two-thirds Thales and one-third Leonardo and vice versa. And the symmetry should be eventually in how we manage budget-wise, balance-wise and the relationships among the two controlled companies. But this is very simple to be done. So there is maximum agreement. It's something we have to discuss. Over the years, things have been changing. Those are agreements that started 15 years ago. I don't have a legacy on that. I want to see very clear, transparent things. We are all convinced that we have to work together because we have to do much better. But as I said, this is just the maintenance of agreements that are 15 years long and old. So, honestly, this would never be seen as a sort of competitive behavior, competition behavior. This is a collaborative behavior, but we have to do a very clear and symmetric basis because we are talking of technology and technology needs clear agreements of the very – as a main point. You will see those things much better over the next few months. We are working on that. So in some sense, I keep a little bit confidential and then I cannot say much more. But this is the spirit I'm working on. A: Then maybe question from the call. Operator: Thank you. Next question is from the line of Martino de Ambroggi of Equita. Martino, your line is now open. Q – Martino de Ambroggi – Analyst, Equita SIM SpA: Thank you. Good evening, everybody. All the best, Roberto, also from my side. The first question is understood from a strategic standpoint. What's your view on DRS as a separate listed entity?

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 9/11 Second, on Hensoldt, 25% stake, and the third on [indiscernible] , which was under discussion, I think, in the recent past for M&A and so on. And the last question for you is on the risks because you talked a lot about opportunities, about the strategy but what are the main risks that you are worried about? And last question is for Alessandra, we are talking about cyber but what are the starting figures in terms of sales, margins and so on for this separate entity? Thank you. A: Thank you. So let me ask − let me answer to your basic question about the risks. I'll be very sharp and very clear. The risk is that if we don't evolve, we will be more and more followers. So this is the risk I see with all the consequences on the long-term. So, I don't want to talk about the risk because those are evident. Technology, defense, warfare but even civil applications of technology are growing so fast, digitalization has changed the pace completely and no one can work with inertia. 10 years ago, if I have told you that, NASA would have stopped launching things and would have collaborated with private organizations, possibly you would have not believed. So things are changing so fast that we have to be fast. So once again, I want to transfer the sense of urgency. There is no risk in feeling urgency. The risk is if you don't feel urgency to my opinion. Concerning your broad question about the land defense programs, okay? DRS is an asset, prestigious, working very well. At the moment, we control DRS by 82%, I think of them correctly, good. We are thinking what to do. We are in close contact with our collaborators. We'll see over the next months. Concerning the land, European space defense, because I'd like to talk in terms of European space or defense, not really OTO Melara, versus KDNS (sic) [KNDS] or versus ANSOL versus [ph] KDNS or versus [ph] Ansell In [ph] Leberje I had the chance to talk to the Defense and the Secretary of the German Government to talk to the CEO of [ph] Ansell to talk to many other stakeholders. And we were analyzing very carefully the situation and please be aware that well, no, no. I mean, I know you are aware. You are aware. You know that over the last two years, the geopolitical situation in Europe has changed dramatically so that the plans and programs that were anticipated were designed five years ago, four years ago, all of a sudden became old or eventually impossible. And this is what we were discussing. So we are working now with a Germany, – with the German companies and with our experts trying to find through analyzing all the possibilities to have a stronger European space of defense, but with mutual benefits among the companies. So what I can tell you now is that we are really working every day for long – for many hours on the analysis of those programs. Things have changed a little bit compared to maybe 18 months ago, and we are responsibly analyzing all of those things. And in the strategic plan at the end of the year, beginning of 2024, you will find the idea that we're developing. Allow me now not to be too explicit because you understand it will be too early. Whatever I say now will be – it could be wrong, potentially. But what you can believe me, we are really focused on this issue, but really focused. There is a task force of people that is doing this, 2024, almost. Q: Okay, Martino. On… Q: OTO Melara? A: OTO Melara is part of the game because as you know when you think to land defense, yeah .OTO Melara is a part of the game. A: On your final question, Martin on cyber. The cyber business within Leonardo is a good business, has been growing well at the same pace as the market, which translates, as you know, in a high growth rate. We have been engaged in key strategic programs such as the poll for the national cloud, for the public administration, the Italian public administration, that has been an opportunity that we have brought home last year and which we are going to deliver over the coming decade at a fast pace. As I've mentioned at the beginning, commenting of the first half results, we have also won orders combining the cyber capabilities with the defense electronics capability of Leonardo, and working on the JOC-COVI, the Joint Command Operational Center for the Joint Inter Force Center. So that is another important milestone that we have achieved. And going forward, we do see opportunities to leverage the platforms of products as well as the defense electronics capability in combination with cyber and make all the products native cyber with the model that Roberto articulated before. A: Martino, let me add something to what some of the told you so far. I mean, of course, as you know, during such a fast evolution, a lot of the result depends on people. So cybersecurity was a little bit undersize, let's say, not very performing, and we had a managing team that was really doing a good job. And today cybersecurity works well, but there is a lot of room for improvement. So we have changed now the top management with the new class of people having a different profile, more technical, more market-oriented, and the new cybersecurity division has been moved into new building where there is the high-performance computing facility, the cloud computing facility, the Leonardo Labs with about 70 experts, young people below in the range of 25 to 30, the AI experts. And so, this people that work all together, I expect the second phase of the Cyber division to benefit of this change in terms of vision management. And this is possible because the previous management of Cyber division did a good job. So, I expect this to be a sort of small game changer within the company. This is the – this is why I dare to say we should make cybersecure product by design. So, product that's cybersecure by design. And we also should have the strength to guarantee the service because if I sell you an object and this object is cybersecure, in the end of the day, the value is no longer, the object itself is the platform, but is in the service to upgrade the cybersecurity over the years and years. And this is one way to increase cash conversion using the same skill we have now. So, it's a smart revolution if we manage to make it. A: Let's take two additional questions from the Web. The first one from Zafar of SocGén. Roberto, how do you feel about the diverse number of JVs and small stakes? Is there some thinking on having more control?

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 10/11 A – Roberto Cingolani – Chief Executive Officer, GM & Director, : Thank you. That's a very good question. I'm the CEO since 18 weeks. So, you imagine maybe I even don't know everything. I was in Leonardo for two years before having this long parenthesis administer, so I might lack a complete vision. However, what I've seen, to me, it needs some work. I don't like very much to have many minority participation in JVs, but of course this comes from the past. So, we had a meeting two days ago, and Alessandra is here witnessing this. We were discussing how to do this. I would – I mean, I would like to avoid too many small participation, minority participation in joint ventures. Since we cannot make big discontinuous jumps because we are all reasonable, I like the idea maybe to transform progressively the most important initiatives in something like the MBDA model where at least we are one- third, one-third, and one third in the idea of a multi-stakeholder European venture. So that could be a reasonable progress of the most important joint ventures. But in general, I don't like to be the minority part of all the ventures, to be honest. Yeah, I would like to change this. It might require a little bit of time, but I'm gently hostile to the concept to participate in too many things without leaving. A: One more again from the Web. The follow-up from Ian at UBS. In the release, there is a language within a restructure, suggesting demand from Airbus was reduced. I don't see this language in the Q1 release. Did their demand [indiscernible] change downwards in Q2? A: What we are seeing is that the pace at which Airbus is progressing is clearly a good and solid upward trend. Evidently, there are some challenges that all of us in the Aerospace and Defence business are facing, and that is an element that I think you have heard also from the recent Airbus presentation, where the focus is now more on a medium to long-term objective versus a 2023 plan to raise production. So in summary, we do see a good increase in demand from Airbus in a context that within the supply chain for our key customers, – key customers in our – in their supply chain may be facing some elements of slowdown, which is not represented by Leonardo, to be very clear, but by other suppliers. And that may determine a slower pace in growth in any case for the entire system. A: Let's take the final question from the call. I think, Gabriele, up to you. Operator: Thank you. From the line of Gabriele Gambarova of Banca Akros. Your line is now open. Q – Gabriele Gambarova – Analyst, Banca Akros SpA: Yes. Thank you and congratulations for the new role even for my side. I was just wondering if you can share with us your thoughts on the Aerostructures business. I mean, how do you see it in general? A: Yeah. Yeah. Q – Gabriele Gambarova – Analyst, Banca Akros SpA: And regarding again the defense electronics business, even in this case, I was wondering, very generally speaking, if you can share with us your thoughts, I mean, in terms of size, in terms of presence? I mean, how do you… A: Yeah. Q – Gabriele Gambarova – Analyst, Banca Akros SpA: …perceive this business? A: All right. So let me start with Aerostructures. Clearly, Aaerostructures underwent a dramatic crisis with COVID because there were no orders of aircrafts. And those people are manufacturing big parts of aircraft. So that was – I mean, it was really difficult for them. However, let's say that ATR orders are increasing, Boeing 787 are increasing. According to our plan and according to the agreement we have with the mother companies, with increasing the number of orders at the given point, I think, by 2025, we should reach the limit of I guess 10 or 14 [indiscernible] I don't remember the number, so from that point on we should be at the breakeven point. The good start is that people there are growing with the expected pace, but also this time has been used to improve substantially the quality of the manufacturing. We changed a lot of equipment there and now we have digital assistants, very high precision, the quality is really remarkable. We heard about other providers in the supply chain of the big names, Boeing and Airbus having problems in the quality. So maybe we should in one hand wait for 2025 reaching the breakeven point according to the market request, which is constantly growing. But on the other hand, we should also leverage on the − on this advanced capability. The improvement was remarkable actually. That was not expected at the beginning. So maybe this could open new perspective − new perspectives. And as I said in my presentation, we should never stop searching for new applications and new market areas for a plan or for a group of plans that actually as expertise in assembling fiber-based composites and this is not only for aircraft. So maybe in the future we could identify other classes of products, maybe a month, maybe space applications. So we should seriously consider other opportunities of business. But of course, right now we have to keep on track. We have to go to the breakeven point and we have to hope that the aircraft market grows as expected. [indiscernible] at the moment, the trend is seems to be favorable. Consumer electronics or consumer electronics. Well, you know, this people have revenues for more than €6 billion of the year and they have really excellent products. I know that we can optimize a little bit of the portfolio. Maybe some overlap or some minor product can be cut. But let me tell you something and I have in mind the challenge for that. In some product like the hyperspectral or some of the radars, they are really world class. And maybe, they are making products that are kind of Ferrari like. State of the art, high-end, super tough, very expensive, but of course, we don't sell many of those products every year. But if you – if you are able to do very high quality product, maybe you can scale down a little bit and making something cheaper for, let's say, easier applications. That could be something to consider, especially given the fact that I told you before, 2,500 satellites would be launched every year in the next 10 years. Those satellites will need spectrum either sensors, optics, hyperspectral, all those things.

7/28/2023 LDO-IT - CallStreet Express Transcript https://callstreet.factset.com/rtTranscript.jsp?user_id=267678&call_id=2792455 11/11 So may be considering the possibility to occupy part of that market of, let's say, the low end – the low end market could be a way – could be a pathway to follow for increasing the revenues and the margins. But this is something we are discussing with our engineers and with the top management of the vision. Anyway, I think this is – this is a very competitive division. So I'm not so worried, to be honest. I think they have their market and they know where to go. This is some additional idea that we are investigating at the moment. I hope I answered. Q: Yes. Thank you very much, Roberto. A: Welcome. Valeria Ricciotti, Head-Investor Relations & Credit Rating Agencies, Leonardo SpA This was the final one. Roberto Cingolani, Chief Executive Officer, GM & Director, Leonardo SpA Last? Okay. Valeria Ricciotti, Head-Investor Relations & Credit Rating Agencies, Leonardo SpA Yeah. So thank you very much to all of you for this call. Thanks, Roberto, Alessandra. As usual, the IR team is available for followups. Thank you. Roberto Cingolani, Chief Executive Officer, GM & Director, Leonardo SpA Thank you, guys. Goodbye.